Bacterin Announces

First Quarter 2014 Results

Company reports record core recurring biologics revenues of $8.7 million

BELGRADE, Mont.--(BUSINESS WIRE)— May 06, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today reported financial results for the first quarter ended March 31, 2014. The Company reported quarterly revenues just over $8.9 million, and a net loss for the quarter of approximately $4.1 million, or ($0.08) per common share.

Revenue

First quarter 2014 revenue was approximately $8.9 million, an increase of 3.4% compared to approximately $8.6 million for the same period during 2013. First quarter 2014 core recurring biologics revenues, which excludes large stocking order transactions the Company is no longer pursuing, were approximately $8.7 million, an increase of approximately 21% compared to the first quarter of 2013. During the first quarter of 2013, the Company had a one time $1.3 million stocking order sale that was included in the 2013 revenue figure.

“Our hybrid sales organization has delivered substantial productivity improvements leading to sustained growth in our core business over the last two quarters,” said Dan Goldberger, President and CEO of Bacterin International. “Since I joined Bacterin, we have worked tirelessly to make our sales team focused and efficient in order to expand our market share.

Gross Profit

Gross profit for the first quarter 2014 was $5.5 million or 61.7% of revenues, compared to $5.5 million or 63.8% of revenues for the first quarter 2013. This figure is within the Company’s previously stated range of an expected gross margin of 61 to 63% for 2014.

Sales and Marketing Expenses

First quarter 2014 sales and marketing expenses increased 6.8% to $4.1 million, as compared to $3.8 million during the same period in 2013. For the quarter, sales and marketing as a percentage of revenues increased to 45.5%, compared to 44.1% in 2013 as there were no sales commissions paid on the $1.3 million stocking order sale in the first quarter of 2013. On a sequential basis, sales and marketing expense as a percentage of revenues decreased from 48.0% in the fourth quarter of 2013 to 45.5% in the first quarter of 2014.

Mr. Goldberger continued, “In the first quarter of 2014, we continued to see the year-over-year growth that we demonstrated at the end of 2013. The sales management changes we announced late last week and additional headcount in the sales function are necessary steps in positioning Bacterin for sustained revenue growth into 2015.

General and Administrative Expenses

In the first quarter, general and administrative expenses decreased approximately 11% to $2.3 million as compared to $2.6 million reported for the same period last year. Reductions in general and administrative expenses made at the beginning of the second quarter last year contributed to the lower general and administrative figure in the first quarter of 2014.

Research and Development Expenses

The Company reported first quarter 2014 research and development expenses of approximately $255,000, a slight decrease from $285,000 reported in the first quarter of 2013.

Mr. Goldberger continued, “We continue to invest in clinical and scientific support for our demineralized bone products as demonstrated by Dr. Brigido’s study published in March reporting positive results for OsteoSponge in foot and ankle procedures. We released OsteoSTX, designed for multi-level spine fusions in February and we have additional demineralized bone configurations in the development pipeline. We believe these products will strengthen our revenue base and be attractive to our existing and new customers.”

Loss from Operations

The first quarter 2014 loss from operations was approximately $1.2 million a slight improvement over the first quarter 2013 operating loss.

EBITDA

The Company defines earnings before interest, taxes, depreciation and amortization (“EBITDA”) as net income/loss from operations before depreciation, amortization and non-cash stock-based compensation. EBITDA for the first quarter of 2014 was a loss of approximately $715,000, a slight improvement over the first quarter of 2013. On a sequential basis, this compares to a fourth quarter 2013 EBITDA loss of approximately $1.2 million, after adjusting for the one time inventory reserve adjustment recorded in the fourth quarter of 2013.

Financial Liquidity

Cash, cash equivalents and net accounts receivable were $10.3 million as of March 31, 2014 compared to $7.8 million at December 31, 2013. In March of 2014, the Company borrowed an additional $4 million from an affiliate of Orbimed Advisors.

Conference Call Details

The Company will hold a conference call hosted by Dan Goldberger, Chief Executive Officer, and John Gandolfo, Chief Financial Officer, to discuss financial results at 10:00 a.m. ET, on Tuesday, May 07, 2014. Please refer to the information below for conference call dial-in information and webcast registration.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Cockrell Group at 1-877-889-1972.

Conference Dial-in:	877-269-7756
International Dial-in:	201-689-7817
Conference Name:	Bacterin’s First Quarter 2014 Results Call
Webcast Registration:	Click Here

Following the live call, a replay will be available on the Company's website, www.bacterin.com, under “Investor Info".

About the Presentation of EBITDA

EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The company defines EBITDA as net income/(loss) from operations before depreciation, amortization and non-cash stock-based compensation. Other companies (including competitors) may define EBITDA differently. The company presents EBITDA because management believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Bacterin nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com

BACTERIN INTERNATIONAL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
	As of
	March 31,	As of
	2014	December 31,
	(Unaudited)	2013

ASSETS
Current Assets:
Cash and cash equivalents	$4,768,622	$3,046,340
Trade accounts receivable, net of allowance for doubtful accounts of $1,411,409 and $1,309,859, respectively	5,528,865	4,793,834
Inventories, net	10,498,707	10,753,600
Prepaid and other current assets	981,535	574,910
Total current assets	21,777,729	19,168,684

Non-current inventories	2,069,710	2,119,952
Property and equipment, net	5,013,774	5,180,556
Intangible assets, net	616,746	586,965
Other assets	1,755,535	1,821,471

Total Assets	$31,233,494	$28,877,628

LIABILITIES & STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$4,249,574	$2,767,639
Accounts payable - related party	610,514	647,844
Accrued liabilities	2,539,483	3,585,037
Warrant derivative liability	3,080,357	1,594,628
Current portion of capital lease obligations	170,241	171,926
Current portion of royalty liability	853,000	836,750
Current portion of long-term debt	48,447	47,727
Total current liabilities	11,551,616	9,651,551
Long-term Liabilities:
Capital lease obligation, less current portion	34,686	73,777
Long term royalty liability, less current portion	6,575,814	6,609,232
Long-term debt, less current portion	19,636,587	16,385,245
Total Liabilities	37,798,703	32,719,805

Commitments and Contingencies
Stockholders' (Deficit) Equity
Preferred stock, $.000001 par value; 5,000,000 shares authorized; no shares issued and
outstanding	-	-
Common stock, $.000001 par value; 95,000,000 shares authorized; 54,982,120 shares issued and outstanding as of March 31, 2014 and 53,432,820 shares issued and outstanding as of December 31, 2013	55	53
Additional paid-in capital	57,933,665	56,516,443
Accumulated deficit	(64,498,929)	(60,358,673)
Total Stockholders’ (Deficit) Equity	(6,565,209)	(3,842,177)

Total Liabilities & Stockholders’ (Deficit) Equity	$31,233,494	$28,877,628

See notes to unaudited consolidated financial statements.

BACTERIN INTERNATIONAL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2014	2013
Revenue
Tissue sales	$8,751,345	$8,523,348
Royalties and other	161,625	95,459
Total Revenue	8,912,970	8,618,807

Cost of tissue and medical devices sales	3,410,705	3,120,686

Gross Profit	5,502,265	5,498,121
	61.7%	63.8%
Operating Expenses
General and administrative	2,288,803	2,572,002
Sales and marketing	4,055,204	3,798,377
Research and development	254,583	285,080
Depreciation and amortization	75,148	106,378
Non-cash consulting expense	20,527	(30,297)
Total Operating Expenses	6,694,265	6,731,540

Loss from Operations	(1,192,000)	(1,233,419)

Other Income (Expense)
Interest expense	(1,275,612)	(1,063,988)
Change in warrant derivative liability	(1,485,729)	635,355
Other income (expense)	(186,915)	(7,206)

Total Other Income (Expense)	(2,948,256)	(435,839)

Net Loss	$(4,140,256)	$(1,669,258)

Net loss per share:
Basic	$(0.08)	$(0.04)
Dilutive	$(0.08)	$(0.04)

Shares used in the computation:
Basic	53,797,140	42,926,564
Dilutive	53,797,140	42,926,564

See notes to unaudited consolidated financial statements.

BACTERIN INTERNATIONAL HOLDINGS, INC.
RECONCILIATION OF EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION AND AMORTIZATION (EBITDA)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
EBITDA
Net loss from operations	$(1,192,000)	$(1,233,419)
Depreciation and amortization	75,148	106,378
Allocated depreciation	94,000	94,000
Stock option compensation	287,142	332,469
Non-cash consulting expense	20,527	(30,297)
	$(715,183)	$(730,869)

See notes to unaudited consolidated financial statements.

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